Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts

Media Contacts

Linda Ventresca	Joseph Kuo
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS CAPITAL ANNOUNCES EXTENSION OF CEO EMPLOYMENT AGREEMENT

Pembroke, Bermuda, October 23, 2007 — AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE:  AXS) today announced that the employment agreement of John Charman, CEO and President, has been extended to December 31, 2009.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at June 30, 2007 of $4.7 billion and locations in Bermuda, the United States, Europe and Singapore.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s.  For more information about AXIS Capital, visit our website at www.axiscapital.com.

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AXIS Capital Holdings Limited  92 Pitts Bay Road  Pembroke, Bermuda  HM08

Tel. 441.296.2600  Fax 441.405.2600

www.axiscapital.com